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                                 EXHIBIT (99-6)



      Directors and Officers (Fourth) Excess Liability Binder of Insurance


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                   [CHUBB LOGO] CHUBB ATLANTIC INDEMNITY LTD.

Location: Belvedere Building, 69 Pitts Bay Road, Pambroke HM 08, Bermuda
Mailing: Suite 773, #48 Par-la-Ville Road, Hamilton HM 11, Bermuda
Phone: (441) 292-7343 - Facsimile: (441) 296-1726 - www.chubbatlantic.bm

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                     EXCESS DIRECTORS AND OFFICERS LIABILITY
                                     BINDER

THIS CERTIFIES THAT pending the issuance of a Policy in the form described below, Chubb Atlantic Indemnity Ltd., hereinafter called the Company, is binding coverage described as follows:

1.       INSURED           The Procter & Gamble Company
         Address:          One P&G Plaza
                           Cincinnati, Ohio 45202
                           U.S.A.

2.       PRODUCER          H&H Park International Limited
         Attn:             Mr. Marty Svenson
         Address:          Bermuda Commercial Bank Building
                           44 Church Street, P O Box HM 2064
                           Hamilton HM HX
                           Bermuda

3.       POLICY NO.        (03) 3310-04-49

4.       POLICY PERIOD
         From: June 30, 2002                         To:         June 30, 2003
         (12:01 a.m. Standard Time on both dates, at the address of the entity stated in Item 1 this Binder)

5.       TERM OF BINDER
         Effective:        June 30, 2002             Expires     June 30, 2003
         (12:01 a.m. Standard Time on both dates, at the address of the entity stated in Item 1 this Binder)

6.       ANNUAL PREMIUM             $331,000

7.       POLICY FORM NO./TYPE       Chubb Atlantic Indemnity Ltd. Excess Follow
                                    Form D&O policy

8.       LIMIT OF LIABILITY         $25,000,000 Annual Aggregate excess of
                                    $100,000,000 Limit of Liability for the
                                    Policy Period Excess of the Underlying
                                    Insurance shown in Item 9

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                                      -2-

9.       UNDERLYING INSURANCE
              CODA: Primary limit $25MM excess of $25MM side B & C Retention for
                    $420,000 Annual Premium
              XL:   $25MM Limit xs of $25MM Limit for $385,000 Annual Premium
              ACE:  $25MM Limit xs of $50MM Limit for $365,750 Annual Premium
              AWAC: $25MM Limit xs of $75MM Limit for $348,000 Annual Premium

10.      ENDORSEMENTS
         (1)      Following XL policy form wording;
         (2) Pending or Prior Lit. Exclusion Date - June 30, 1994 with respect to Side A Coverage only;
         (3)      Amended Limit of Liability;
         (4)      Bermuda Law & Arbitration wording;
         (5) Pending and Prior Litigation exclusion as at June 30, 2001 with respect to Side B & C coverage.

Bermuda Law is the governing law under the Policy. Dispute resolution is by binding arbitration held in Bermuda pursuant to the Bermuda Arbitration Act of 1993 and the UNCITRAL Arbitration Rules. Insured is responsible to pay the self-procured/independently procured insurance tax and report the Policy (on the prescribed forms) in the U.S. state(s) where the risk(s) is located. The policy will only be delivered to either the Insured's Bermuda broker or directly to the Insured while the Insured is physically present in Bermuda. All monetary amounts expressed or referenced herein are in US Dollars.

11. THIS BINDER WILL NOT BE EXTENDED NOR WILL A POLICY BE ISSUED UNLESS THE FOLLOWING CONDITIONS HAVE BEEN SATISFIED:

         Receipt, review and acceptance of a signed warranty statement with regard to Side B & C coverage and

         Receipt of the binders for the underlying policies to be submitted to Chubb Atlantic Indemnity Ltd.

THE TERMS AND CONDITIONS GIVEN ABOVE ARE SUBJECT TO CHANGE OR WITHDRAWAL BASED UPON REVIEW OF THE ADDITIONAL INFORMATION REQUESTED.

It is expressly stipulated that except as otherwise provided herein the coverage provided by this binder is subject to all of the terms and conditions of the quotation letter of JUNE 18, 2002, and attachments thereto issued by the Company.

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This binder may be cancelled at any time by the entity referred to in Item 1 by giving written notice of cancellation to the Company. This binder may be cancelled at any time by the Company upon ten (10) days written notice of cancellation to the entity referred to in Item 1 or its agent. This binder shall terminate automatically upon the expiration date shown above, or upon issuance of the policy, whichever occurs first. A short rate premium charge will be made for this binder unless the policy is issued by the Company and accepted by the entity referred to above. The Company reserves the right to modify the policy's terms and conditions upon underwriting review of any information received.


/s/ [ILLEGIBLE]                             July 11, 2002
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Authorized Representative                  Date